Exhibit 99.1

8i Enterprises Acquisition Corp. Announces Amendment to Agreement with Diginex Limited for Business Combination

NEW YORK, May 7, 2020 (GLOBE NEWSWIRE) -- 8i Enterprises Acquisition Corp. (NASDAQ: JFKKU, JFK, JFKKW, JFKKR) (“JFK” or the “Company”), a special purpose acquisition company, today announced that it has amended the Share Exchange Agreement (“Amendment”) with Diginex Limited (“Diginex” or the “Company”), a blockchain financial services and technology company, to extend the date by which it much complete its business combination to June 23, 2020 and to include new covenants and closing conditions of the parties.

JFK has called a special shareholder meeting for June 15, 2020 to vote on the business combination along with the other proposals. All parties remain committed to the business combination, which if consummated, will result in Diginex becoming the first company listed on Nasdaq with a digital asset exchange.

The Amendment, among other things, increases (i) the number of shares issuable to the Diginex shareholders at the closing of the business combination from 20,000,000 to 25,000,000, (ii) the number of earnout shares the Diginex shareholders would be entitled to receive upon the attainment of certain stock price targets from an aggregate of 5,000,000 over the three-year period after the closing of the business combination to 12,000,000 over the four-year period after the closing of the business combination, and (iii) from 4,200,000 to 5,600,000 the number of options to purchase ordinary shares of the combined company that will be issued in exchange for the currently outstanding options to purchase ordinary shares of Diginex.

The parties have also agreed, among other things, that Diginex will use commercially reasonable efforts to raise gross proceeds of $15,000,000 of additional capital through a private placement prior to the closing of the business combination and that it will be a closing condition that JFK will have at least $15,000,000 in its trust account after taking into account redemptions by JFK’s shareholders, but prior to taking into account JFK’s liabilities for any fee and costs related to the business combination.

Diginex continues to execute on its product roadmap, with the ongoing roll-out of various products including Helios, a warm custody solution for digital assets, in which further supports the company’s execution capability. Diginex’s institutionally focused digital asset exchange is anticipated to be available to the public in May 2020.

James Tan, Chairman and Chief Executive Officer of JFK, commented, “the need for institutional grade, regulated infrastructure in the digital asset and blockchain space remains strong. Diginex continues to be well-positioned to unlock opportunities and drive institutional adoption of blockchain technologies and digital assets.”

Richard Byworth, Chief Executive Officer of Diginex, said, “we are committed to providing institutional investors with the tools, technology and infrastructure required to drive increased adoption of digital assets, a trend in which we see tremendous growth opportunities, particularly as it relates to the disruption of the traditional financial services industry.”

About Diginex Limited

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible, business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. More information can be found at: https://www.diginex.com/. Follow Diginex on social media on Twitter @DiginexGlobal, on Facebook @DiginexGlobal, and on LinkedIn.

About 8i Enterprises Acquisition Corp.

8i Enterprises Acquisition Corp. is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus on targets located in Asia.

Disclaimer

This press release is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No registered offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the prospectus filed by JFK in connection with its initial public offering on March 27, 2019. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by JFK shareholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; and costs related to the proposed transaction.  Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: The impact of the outbreak of the novel coronavirus (COVID-19), Diginex’s limited operating history and history of net losses; Diginex’s ability to manage growth; Diginex’s ability to execute its business plan; Diginex’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Diginex’s products; Diginex’s ability to identify and integrate acquisitions; potential litigation involving the Company or Diginex or the validity or enforceability of Diginex’s intellectual property; general economic and market conditions impacting demand for Diginex’s products and services; and such other risks and uncertainties as are discussed in the Company’s prospectus filed in connection with its initial public offering and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

For inquiries regarding 8i Enterprises Acquisition Corp.:

William Yap, CFA

Chief Financial Officer

Email: ir@8icorp.com

Phone: +65 6788-0388

or

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com

Phone: +1 732-910-9692

For inquiries regarding Diginex:

Heather Dale

Chief Marketing Officer

Email: heather.dale@diginex.com

Phone: +852 2248 0600

THIS PRESS RELEASE CONTAINS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY. IN CONNECTION WITH THE PROPOSED TRANSACTION, 8i ENTERPRISES ACQUISITION INTENDS TO FILE A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. STOCKHOLDERS OF 8i ENTERPRISES ACQUISITION ARE URGED TO READ 8i ENTERPRISES ACQUISITION’S PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO 8i ENTERPRISES ACQUISITION’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. 8i ENTERPRISES ACQUISITION’S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC’S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING 8i ENTERPRISES ACQUISITION’S SECRETARY, AT 6 EU TONG SEN STREET, #08-13 THE CENTRAL, SINGAPORE 059817.